UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
           The information set forth in Item 8.01 is incorporated herein by reference.
Item 3.02.  Unregistered Sales of Equity Securities.
The information set forth in Item 8.01 is incorporated herein by reference. The issuances of common stock upon the conversions described in Item 8.01 below are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof, as securities exchanged with our existing noteholders.
Item 8.01. Other Events.
On May 17, 2013, we called for redemption $400.0 million in aggregate principal amount of our 3.35% Convertible Senior Subordinated Notes due 2015, or 2015 Notes. We elected to redeem the 2015 Notes pursuant to a provisional redemption provision in the governing indenture that permitted us to redeem the 2015 Notes if the closing price of our common stock exceeded $63.47 for at least 20 trading days within a period of 30 consecutive trading days.  On June 17, 2013, or the Redemption Date, we will pay a redemption price equal to 100% of the then outstanding principal amount of the 2015 Notes, plus a make-whole interest payment, payable in shares of our common stock, of $16.75 per $1,000 in principal amount of 2015 Notes, to the holders of any 2015 Notes that remain outstanding on the Redemption Date. We will pay the redemption price for any outstanding 2015 Notes from existing cash, cash equivalents and marketable securities.
At any time prior to the close of business on June 14, 2013, holders of 2015 Notes may convert 2015 Notes into our common stock at a conversion rate of 20.4794 shares per $1,000 principal amount of 2015 Notes (or approximately $48.83 per share), plus a make-whole interest payment, payable in shares of our common stock, of $16.75 per $1,000 in principal amount of 2015 Notes, in accordance with the terms of the governing indenture.
The number of shares of our common stock per $1,000 in principal amount of 2015 Notes deliverable for the make-whole interest payments is equal to $16.75 divided by 98% of the 5-day volume-weighted average price of a share of our common stock over the period from May 20, 2013 through May 24, 2013.  The aggregate number of shares that we will issue, if all the currently outstanding 2015 Notes are converted into common stock, is approximately 8.3 million shares.
This description is only a summary of certain provisions of the 2015 Notes and the indenture. A complete explanation of the conversion rights of holders of the 2015 Notes, as well as the procedures required to convert the 2015 Notes, is set forth in the indenture. All holders are urged to review the conversion provisions contained in the 2015 Notes and the indenture in their entirety.

Special Note Regarding Forward-Looking Statements
This current report contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended, including statements regarding the potential redemption or conversion of the 3.35% Convertible Senior Subordinated Notes due 2015 on June 17, 2013.  While we believe the forward-looking statements contained in this current report are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things, the risks listed under "Risk Factors" in Vertex's annual report and quarterly reports filed with the Securities and Exchange Commission and available through our website at www.vrtx.com. We disclaim any obligation to update the information contained in this current report as new information becomes available unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 17, 2013	/s/ Kenneth L. Horton
Kenneth L. Horton Executive Vice President and Chief Legal Officer